Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS SECOND QUARTER RESULTS

BETHESDA, MD, July 22, 2009 — LaSalle Hotel Properties (NYSE: LHO) today reported net income to common shareholders of $8.2 million, or $0.16 per diluted share for the quarter ended June 30, 2009, compared to net income of $20.5 million, or $0.51 per diluted share for the second quarter of 2008.

For the quarter ended June 30, 2009, the Company generated funds from operations (“FFO”) of $35.6 million versus $47.4 million for the second quarter of 2008. On a per diluted share basis, FFO for the second quarter was $0.70, compared to $1.18 for the same period of 2008.

For the quarter ended June 30, 2009, net income and FFO included $5.7 million of after-tax income related to the recognition of prior termination cure payments from the previous manager of the Company’s Seaview Resort and a $1.0 million fee for exchanging 2,348,888 7.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest for 2,348,888 7.25% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Preferred Share Exchange”).

The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter of 2009 were $59.5 million as compared to $70.5 million for the second quarter of 2008. For the quarter ended June 30, 2009, EBITDA included $9.5 million of pre-tax income related to the recognition of prior termination cure payments and the $1.0 million fee related to the Preferred Share Exchange.

Room revenue per available room (“RevPAR”) in the second quarter of 2009 was $134.15, which was a decrease of 22.6 percent compared to the same period of 2008. Average daily rate (“ADR”) declined 16.0 percent from the second quarter of 2008 to $179.70, while occupancy fell 7.9 percent to 74.7 percent.

“During the second quarter, the U.S. lodging industry continued to be challenged by a very difficult economic environment, though we are seeing signs of stabilization in both demand and RevPAR declines on a year over year basis,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “In light of the substantial reductions in revenues so far this year, our team and our operators continue to develop and implement cost saving measures. These efforts have significantly mitigated EBITDA margin erosion for the portfolio during the second quarter and the year to date.”

The Company’s hotels generated $52.2 million of EBITDA for the quarter ended June 30, 2009 compared with $72.6 million for the same period of 2008. Hotel revenues declined 20.2 percent while hotel expenses were reduced by 15.8 percent. As a result, hotel EBITDA margins for the quarter ended June 30, 2009 were limited to a decline of 352 basis points compared to the same period last year.

As of June 30, 2009, the Company had total outstanding debt of $686.2 million including the Company’s senior unsecured credit facility balance of $18.3 million. Total debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) equaled 3.6 times as of June 30, 2009. For the quarter, the Company’s weighted average interest rate was 4.4 percent. As of June 30, 2009, based on the Company’s covenants under its senior unsecured credit facility, the Company’s EBITDA to interest coverage ratio was 4.2 times and its fixed charge coverage ratio was 2.2 times. At the end of the second quarter, the Company had $15.2 million of cash and cash equivalents on its balance sheet and an aggregate of $444.0 million available on its credit facilities.

“Our balance sheet has been strengthened significantly by the equity issuances which took place in the quarter,” stated Hans Weger, the Company’s Chief Financial Officer. “We have no debt maturities in 2009 and only $33.0 million of non-extendable maturities between now and the end of 2011.”

For the six months ended June 30, 2009, the Company reported a net loss to common shareholders of $10.7 million compared to net income of $5.7 million for the same period of 2008. For the six months ended June 30, 2009, FFO was $44.2 million, or $0.96 per diluted share compared to $57.2 million, or $1.43 per diluted share for the same period of 2008. For the six months ended June 30, 2009, net income and FFO included $5.7 million of after-tax income related to the recognition of prior termination cure payments from the previous manager of the Company’s Seaview Resort and the $1.0 million fee related to the Preferred Share Exchange.

EBITDA for the six months ended June 30, 2009 decreased to $80.8 million from $95.0 million for the six months ended June 30, 2008. For the six months ended June 30, 2009, EBITDA included $9.5 million of pre-tax income related to the recognition of prior termination cure payments and the $1.0 million fee related to the Preferred Share Exchange.

RevPAR decreased 18.3 percent for the six months ended June 30, 2009 to $119.42 versus the same prior year period. ADR declined 11.8 percent from the six months ended June 30, 2008 to $176.41, while occupancy fell 7.3 percent to 67.7 percent during the same period.

For the six months ended June 30, 2009, the Company’s hotels generated $75.8 million of EBITDA compared with $100.8 million for the same period last year. During the six months ended June 30, 2009, hotel revenues declined 15.8 percent, while hotel expenses were reduced by 11.9 percent. As a result, the decrease in Hotel EBITDA margins across the Company’s portfolio was limited to 320 basis points compared to the same period last year.

Second Quarter Highlights

On April 16, 2009, the Preferred Share Exchange was completed between the Company and SCG Hotel DLP, L.P. The Company received a one-time payment of $1.0 million related to the exchange.

In April, the Company, in an underwritten public offering, sold a total of 12,362,500 common shares including the exercise of the underwriters’ overallotment option resulting in net proceeds of $119.3 million. The proceeds of the offering were used to reduce the outstanding balance on the Company’s credit facilities and for general corporate purposes.

On May 8, 2009, Marriott International, Inc. ceased to operate the Company’s Seaview Resort due to the termination of their agreement. In conjunction with the termination of the management agreement, the Company recognized approximately $9.5 million in prior termination cure payments as income. The Company retained Dolce Hotels and Resorts to manage the hotel facilities and Troon Golf to manage the golf facilities.

On June 1, 2009, the Company retired, without penalty, the $30.9 million outstanding mortgage principal balance on the Hilton Alexandria Old Town with funds drawn from the senior unsecured credit facility.

In June, the Company, in an underwritten public offering, sold a total of 10,000,000 common shares resulting in net proceeds of $141.0 million. The proceeds of the offering were used to reduce the outstanding balance on the Company’s credit facilities and for general corporate purposes.

On June 15, 2009, the Company announced a quarterly dividend of $0.01 per common share for the second quarter of 2009. The second quarter dividend was paid on July 15, 2009 to common shareholders of record on June 30, 2009.

2009 Outlook

Due to uncertain general economic conditions and the lack of visibility related to the economy, travel industry and our business, the Company remains unable to provide a full outlook for 2009 at this time. However, the Company expects the year to continue to be difficult and forecasts the following for 2009:

•	Average outstanding fully diluted shares of 54.6 million;

•

Interest expense of $38.0 million to $39.0 million including $1.0 million in amortization of deferred financing costs ($38.6 million to $39.6 million excluding the effect of $0.6 million of capitalized interest);

•	Preferred dividends of $26.4 million and preferred unit distributions of $0.4 million; and

•	General and administrative expenses of $18.0 to $18.5 million, including $7.3 million of non-cash expense related to equity compensation.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, July 23, 2009 at 9:00 AM EDT. To participate in the conference call, please dial (888) 466-4587. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 31 upscale full-service hotels, totaling approximately 8,500 guest rooms in 14 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Hotels & Resorts, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, Dolce Hotels and Resorts and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about stabilization of demand trends, debt maturities, diluted shares outstanding, interest expense, preferred dividends and distributions and general and administrative expenses. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
Revenues:
Hotel operating revenues:
Room	$103,730	$127,203	$183,685	$207,701
Food and beverage	46,268	51,967	82,682	84,416
Other operating department	12,691	14,318	22,766	23,889

Total hotel operating revenues	162,689	193,488	289,133	316,006
Participating lease revenue	—	5,057	—	10,564
Other income	11,745	2,496	13,201	4,040

Total revenues	174,434	201,041	302,334	330,610

Expenses:
Hotel operating expenses:
Room	23,676	27,361	44,848	48,848
Food and beverage	30,085	33,275	56,549	57,870
Other direct	5,793	6,640	10,532	11,328
Other indirect	41,451	46,575	80,622	86,086

Total hotel operating expenses	101,005	113,851	192,551	204,132
Depreciation and amortization	27,482	26,819	55,041	51,560
Real estate taxes, personal property taxes and insurance	6,929	9,865	15,689	18,666
Ground rent	1,504	1,997	3,001	3,545
General and administrative	4,305	4,170	8,526	7,828
Other expenses	1,182	682	1,796	1,504

Total operating expenses	142,407	157,384	276,604	287,235

Operating income	32,027	43,657	25,730	43,375
Interest income	15	26	29	109
Interest expense	(9,887)	(12,362)	(19,747)	(23,831)

Income before income tax (expense) benefit	22,155	31,321	6,012	19,653
Income tax (expense) benefit	(7,245)	(3,738)	(3,304)	117

Net income	14,910	27,583	2,708	19,770

Noncontrolling interests:
Redeemable noncontrolling interest in loss of consolidated entity	13	4	19	5
Noncontrolling interest of common units in Operating Partnership	(26)	(72)	(9)	(53)
Noncontrolling interest of preferred units in Operating Partnership	—	(1,346)	(367)	(2,759)

Net income attributable to noncontrolling interests	(13)	(1,414)	(357)	(2,807)

Net income attributable to the Company	14,897	26,169	2,351	16,963
Distributions to preferred shareholders	(6,689)	(5,624)	(13,011)	(11,248)

Net income (loss) attributable to common shareholders	$8,208	$20,545	$(10,660)	$5,715

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
Earnings per Common Share - Basic:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.16	$0.51	$(0.23)	$0.14

Earnings per Common Share - Diluted:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.16	$0.51	$(0.23)	$0.14

Weighted average number of common shares outstanding:
Basic	50,920,244	39,919,144	45,790,120	39,919,144
Diluted	50,999,598	40,036,486	45,862,509	40,056,465

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
Funds From Operations (“FFO”):
Net income (loss) attributable to common shareholders	$8,208	$20,545	$(10,660)	$5,715
Depreciation	27,307	26,595	54,690	51,163
Amortization of deferred lease costs	100	181	200	304
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	(13)	(4)	(19)	(5)
Noncontrolling interest of common units in Operating Partnership	26	72	9	53

FFO	$35,628	$47,389	$44,220	$57,230

Weighted average number of common shares and units outstanding:
Basic	50,990,244	40,022,674	45,860,120	40,022,674
Diluted	51,069,598	40,140,016	45,932,509	40,159,995

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
Earnings Before Interest, Taxes,
Depreciation and Amortization (“EBITDA”):
Net income (loss) attributable to common shareholders	$8,208	$20,545	$(10,660)	$5,715
Interest expense	9,887	12,362	19,747	23,831
Income tax expense (benefit)	7,245	3,738	3,304	(117)
Depreciation and amortization	27,482	26,819	55,041	51,560
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	(13)	(4)	(19)	(5)
Noncontrolling interest of common units in Operating Partnership	26	72	9	53
Noncontrolling interest of preferred units in Operating Partnership	—	1,346	367	2,759
Distributions to preferred shareholders	6,689	5,624	13,011	11,248

EBITDA	$59,524	$70,502	$80,800	$95,044

Corporate expense	5,276	5,384	10,194	10,259
Interest and other income	(11,760)	(2,522)	(13,230)	(4,149)
Participating lease adjustments (net)	—	529	—	430
Hotel level adjustments (net)	(805)	(1,310)	(1,923)	(754)

Hotel EBITDA	$52,235	$72,583	$75,841	$100,830

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Hotel EBITDA for the three and six months ended June 30, 2008 includes the operating data for all properties leased to LHL and to third parties for the three and six months ended June 30, 2008. For the three and six months ended June 30, 2009, all properties were leased to LHL. Hotel EBITDA includes adjustments made for periods when hotels were closed for renovations for presentation of comparable information.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(Dollars in thousands)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
Revenues
Room	$103,854	$133,695	$180,874	$221,933
Food and beverage	46,413	55,272	82,369	91,636
Other	11,832	14,104	21,061	23,969

Total hotel revenues	162,099	203,071	284,304	337,538

Expenses
Room	23,718	28,656	44,148	51,756
Food and beverage	30,207	34,694	56,217	61,632
Other direct	5,757	6,767	10,273	11,696
General and administrative	12,158	14,901	23,979	27,922
Sales and marketing	11,017	13,294	21,646	24,890
Management fees	6,419	7,512	10,059	11,317
Property operations and maintenance	5,660	6,738	11,346	13,052
Energy and utilities	5,358	5,737	10,782	11,502
Property taxes	6,522	8,829	14,267	16,520
Other fixed expenses	3,048	3,360	5,746	6,421

Total hotel expenses	109,864	130,488	208,463	236,708

Hotel EBITDA	$52,235	$72,583	$75,841	$100,830

Note:

This schedule includes the operating data for all properties leased to LHL as of June 30, 2009, excluding the Donovan House for the first quarter (as it was not open during the first quarter of 2008) and Chaminade Resort, which is excluded from January (closed for renovations in January 2008).

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
Total Portfolio
Occupancy	74.7%	81.0%	67.7%	73.0%
Increase/(Decrease)	(7.9)%		(7.3)%
ADR	$179.70	$213.97	$176.41	$200.06
Increase/(Decrease)	(16.0)%		(11.8)%
RevPAR	$134.15	$173.40	$119.42	$146.08
Increase/(Decrease)	(22.6)%		(18.3)%

Note:

This schedule includes the operating data for all properties leased to LHL as of June 30, 2009, excluding the Donovan House for the first quarter (as it was not open during the first quarter of 2008) and Chaminade Resort, which is excluded from January (closed for renovations in January 2008).

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

Prior Year Operating Data

	First Quarter 2008	Second Quarter 2008	Third Quarter 2008	Fourth Quarter 2008	Full Year 2008
Occupancy	64.8%	81.0%	81.4%	64.7%	73.0%
ADR	$182.12	$213.97	$203.19	$193.46	$199.45
REVPAR	$117.94	$173.40	$165.32	$125.19	$145.61

Note:

This schedule includes historical operating data for the owned hotels open and operating as of December 31, 2008 (excludes the Donovan House for the first quarter and Chaminade Resort for January, as these properties were closed for renovations during those periods in 2008).